                           REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Heftel Broadcasting Corporation

     We have audited the accompanying consolidated balance sheets of Heftel Broadcasting Corporation as of December 31, 1996 and September 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the three month period ended December 31, 1996 and each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heftel Broadcasting Corporation at December 31, 1996 and September 30, 1996, and the consolidated results of its operations and its cash flows for the three month period ended December 31, 1996 and each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.


                                             ERNST & YOUNG LLP


Los Angeles, California
July 2, 1997

                           HEFTEL BROADCASTING CORPORATION

                             CONSOLIDATED BALANCE SHEETS


                                                                    DECEMBER 31,    SEPTEMBER 30,
                                                                       1996             1996
                                                                    ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                                         $  4,787,652    $  5,131,960
  Accounts receivable, net of allowance of $1,128,158 at
      December 31, 1996 and $1,657,860 at September 30, 1996          16,995,571      17,015,323
  Prepaid expenses and other current assets                              631,791       1,012,232
                                                                    ------------    ------------
          Total current assets                                        22,415,014      23,159,515

Property and equipment, at cost:
  Land                                                                 6,662,690       6,662,690
  Buildings and improvements                                           4,856,071       4,601,932
  Broadcast and other equipment                                       12,740,683      12,620,463
  Furniture and fixtures                                               2,996,850       2,970,813
                                                                    ------------    ------------
                                                                      27,256,294      26,855,898
  Less accumulated depreciation                                       (7,590,009)     (7,019,970)
                                                                    ------------    ------------
                                                                      19,666,285      19,835,928

Intangible assets:
  Broadcast licenses                                                  98,725,706      98,725,706
  Cost in excess of fair value of net assets acquired                 24,135,219      24,135,219
  Covenants not-to-compete                                             7,000,000       7,000,000
  Other intangible assets                                                505,000         505,000
                                                                    ------------    ------------
                                                                     130,365,925     130,365,925
  Less accumulated amortization                                       (9,773,591)     (8,624,020)
                                                                    ------------    ------------
                                                                     120,592,334     121,741,905

Other non-current assets                                               1,051,462       1,013,778
                                                                    ------------    ------------

          Total assets                                              $163,725,095    $165,751,126
                                                                    ------------    ------------
                                                                    ------------    ------------


             See accompanying notes to consolidated financial statements.

                           HEFTEL BROADCASTING CORPORATION



                                                                    DECEMBER 31,    SEPTEMBER 30,
                                                                        1996            1996
                                                                    ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and
    other non-current obligations                                   $  1,860,237    $  1,859,301
  Accounts payable                                                       366,269         707,967
  Accrued expenses                                                    11,828,653      13,423,891
                                                                    ------------    ------------
      Total current liabilities                                       14,055,159      15,991,159

Long-term debt, less current portion                                 134,045,479     136,126,364

Other non-current obligations, less current portion                    1,458,753       1,532,214

Commitments and contingencies

Stockholders' equity:
  Series A Preferred Stock, cumulative, $.001 par value,
    2,600,000 shares authorized, none issued or outstanding                   --              --
  Undesignated series preferred stock, $.001 par value,
    2,400,000 shares authorized, none issued or outstanding                   --              --
  Class A Common Stock, $.001 par value, 30,000,000 shares
    authorized, 11,547,731 issued and outstanding                         11,548          11,548
  Class B Common Stock, $.001 par value, 7,000,000 shares
    authorized, none issued or outstanding                                    --              --
  Additional paid-in capital                                         102,578,149     102,578,149
  Accumulated deficit                                                (88,423,993)    (90,488,308)
                                                                    ------------    ------------
      Total stockholders' equity                                      14,165,704      12,101,389
                                                                    ------------    ------------

      Total liabilities and stockholders' equity                    $163,725,095    $165,751,126
                                                                    ------------    ------------
                                                                    ------------    ------------


             See accompanying notes to consolidated financial statements.

                           HEFTEL BROADCASTING CORPORATION

                        CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    THREE MONTHS ENDED     YEAR ENDED SEPTEMBER 30,
                                                        DECEMBER 31,     ---------------------------
                                                           1996              1996           1995
                                                       ------------      ------------   ------------
Revenues:
  Broadcasting revenues                                $ 20,850,616      $ 81,242,695   $ 72,577,882
  Less agency commissions                                (2,541,648)       (9,510,663)    (8,418,340)
                                                       ------------      ------------   ------------
Net revenues                                             18,308,968        71,732,032     64,159,542

Operating expenses:
  Selling                                                 3,028,019        12,363,883     10,393,242
  Programming                                             3,094,028        12,185,339     10,174,717
  Promotion and market research                           1,422,962         8,608,195     10,099,402
  Engineering                                               692,410         2,666,454      1,842,711
  General and administrative                              2,969,890        13,072,385     11,132,437
  Corporate expenses                                        368,074         5,071,859      4,720,380
  Depreciation and amortization                           1,746,732         5,140,131      3,344,419
                                                       ------------      ------------   ------------
Total operating expenses                                 13,322,115        59,108,246     51,707,308
                                                       ------------      ------------   ------------

Operating income                                          4,986,853        12,623,786     12,452,234

Other income (expense):
  Interest income                                            26,290           206,605        217,830
  Interest expense                                       (2,866,872)      (11,240,835)    (6,607,180)
  Costs relating to unconsummated acquisitions                   --        (1,383,187)      (141,988)
  Restructuring charges                                          --       (29,011,237)            --
  Miscellaneous, net                                         18,044          (287,140)      (285,568)
                                                       ------------      ------------   ------------
                                                         (2,822,538)      (41,715,794)    (6,816,906)
                                                       ------------      ------------   ------------
Income (loss) before minority interest and
  provision for income taxes                              2,164,315       (29,092,008)     5,635,328
Minority interest                                                --                --     (1,166,780)
Provision for income taxes                                 (100,000)          (65,000)      (150,000)
                                                       ------------      ------------   ------------
Income (loss) from continuing operations                  2,064,315       (29,157,008)     4,318,548
                                                       ------------      ------------   ------------

Discontinued operations:
  Loss on operations of CRC                                      --        (1,844,939)      (625,970)
  Loss on disposal of CRC                                        --        (8,142,598)            --
                                                       ------------      ------------   ------------
Total loss on discontinued operations                            --        (9,987,537)      (625,970)
                                                       ------------      ------------   ------------
Income (loss) before extraordinary item                   2,064,315       (39,144,545)     3,692,578
Extraordinary item - loss on retirement of debt                  --        (7,461,267)            --
                                                       ------------      ------------   ------------
Net income (loss)                                      $  2,064,315      $(46,605,812)  $  3,692,578
                                                       ------------      ------------   ------------
                                                       ------------      ------------   ------------

Income (loss) per common
  and common equivalent share:
Continuing operations                                  $       0.09      $      (1.41)  $       0.20
Discontinued operations                                          --             (0.49)         (0.03)
Extraordinary item                                               --             (0.37)            --
                                                       ------------      ------------   ------------
Net income (loss)                                      $       0.09      $      (2.27)  $       0.17
                                                       ------------      ------------   ------------
                                                       ------------      ------------   ------------

Weighted average common shares outstanding               23,095,462        20,589,934     21,610,692
                                                       ------------      ------------   ------------
                                                       ------------      ------------   ------------


             See accompanying notes to consolidated financial statements.

                           HEFTEL BROADCASTING CORPORATION

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                     ADDITIONAL
                                               COMMON STOCK             PREFERRED     PAID-IN      ACCUMULATED
                                           CLASS A        CLASS B         STOCK       CAPITAL        DEFICIT
                                        ----------     ----------     ----------  -------------  -------------
Balance at September 30, 1994           $    6,032     $    4,680     $    2,296  $  95,698,105  $ (44,670,835)
Repurchase of preferred stock                   --             --         (1,960)    (1,958,330)            --
Preferred stock dividends                       --             --             --             --     (2,861,278)
Common stock issued in
 connection with exercise of warrants          160             --             --      1,679,840             --
Issuance of stock options                       --             --             --        273,654             --
Net income                                      --             --             --             --      3,692,578
                                        ----------     ----------     ----------  -------------  -------------
Balance at September 30, 1995                6,192          4,680            336     95,693,269    (43,839,535)
Repurchase of preferred stock                   --             --           (336)      (335,298)            --
Preferred stock dividends                       --             --             --             --        (42,961)
Retirement of treasury stock                    --           (811)            --     (4,018,924)            --
Payment on stockholder notes                    --             --             --             --             --
Common stock issued in
 connection with:
  Conversion of Class B to
   Class A Common Stock                      3,869         (3,869)            --             --             --
  Exercise of warrants and options           1,442             --             --     10,546,817             --
  Business Acquisition                          45             --             --        692,285             --
Net loss                                        --             --             --             --    (46,605,812)
                                        ----------     ----------     ----------  -------------  -------------
Balance at September 30, 1996               11,548             --             --    102,578,149    (90,488,308)
Net income                                      --             --             --             --      2,064,315
                                        ----------     ----------     ----------  -------------  -------------
Balance at December 31, 1996            $   11,548     $       --     $       --  $ 102,578,149  $ (88,423,993)
                                        ----------     ----------     ----------  -------------  -------------
                                        ----------     ----------     ----------  -------------  -------------



                                                        NOTES           NET
                                                      RECEIVABLE    STOCKHOLDERS'
                                        TREASURY        FROM          EQUITY
                                          STOCK      STOCKHOLDERS   (DEFICIENCY)
                                       -----------    -----------   ------------
Balance at September 30, 1994         $(4,019,735)    $(2,584,052)   $44,436,491
Repurchase of preferred stock                   --             --     (1,960,290)
Preferred stock dividends                       --             --     (2,861,278)
Common stock issued in
 connection with exercise of warrants           --     (1,680,000)            --
Issuance of stock options                       --             --        273,654
Net income                                      --             --      3,692,578
                                       -----------    -----------   ------------
Balance at September 30, 1995           (4,019,735)    (4,264,052)    43,581,155
Repurchase of preferred stock                   --             --       (335,634)
Preferred stock dividends                       --             --        (42,961)
Retirement of treasury stock             4,019,735             --             --
Payment on stockholder notes                    --      4,264,052      4,264,052
Common stock issued in
 connection with:
  Conversion of Class B to
   Class A Common Stock                         --             --             --
  Exercise of warrants and options              --             --     10,548,259
  Business Acquisition                          --             --        692,330
Net loss                                        --             --    (46,605,812)
                                       -----------    -----------   ------------
Balance at September 30, 1996                   --             --     12,101,389
Net income                                      --             --      2,064,315
                                       -----------    -----------   ------------
Balance at December 31, 1996           $        --    $        --   $ 14,165,704
                                       -----------    -----------   ------------
                                       -----------    -----------   ------------



             See accompanying notes to consolidated financial statements.

                           HEFTEL BROADCASTING CORPORATION

                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         THREE MONTHS
                                                                            ENDED         YEAR ENDED SEPTEMBER 30,
                                                                          DECEMBER 31,   --------------------------
                                                                             1996            1996           1995
                                                                          -----------    -----------    -----------
Cash flows from operating activities:
   Net income (loss)                                                      $ 2,064,315   $(46,605,812)   $ 3,692,578
      Adjustments to reconcile net income (loss) to net
          cash provided by (used in) operating activities:
        Depreciation and amortization                                       1,746,732      5,140,131      3,587,341
        Provision for losses on accounts receivable                           722,691      2,871,700      1,522,235
        Loss on retirement of debt, net of cash paid                               --      7,461,267             --
        Non-cash loss on restructuring charges                                     --      1,219,048             --
        Non-cash interest                                                     360,000        993,674        925,740
        Changes in operating assets and liabilities, net of
          effect from acquisitions and discontinued operations:
        Accounts receivable                                                  (702,939)    (4,711,197)    (3,545,065)
        Prepaid expenses and other current assets                             380,441      1,175,118       (327,714)
        Accounts payable                                                     (341,698)      (421,251)    (1,331,888)
        Accrued expenses                                                   (1,595,238)     4,087,219      2,433,390
        Other, net                                                            (27,122)       297,960       (393,245)
   Discontinued operations:
   Non-cash charges and working capital change                                     --      8,393,531       (283,385)
                                                                          -----------    -----------    -----------
Net cash provided by (used in) operating activities                         2,607,182    (20,098,612)     6,279,987

Cash flows from investing activities:
   Purchases of property and equipment                                       (400,396)    (3,687,780)    (4,011,331)
   Purchase of businesses and radio station assets                                 --    (20,150,000)   (37,600,000)
   Payment of noncompete agreements                                                --     (7,000,000)            --
   Collections (funding) of advances/loans to
     related parties                                                               --      2,357,932       (623,838)
   Decrease in other non-current assets                                      (397,684)            --             --
   Payments received on notes receivable                                           --             --        222,586
                                                                          -----------    -----------    -----------
   Net cash used in investing activities                                     (798,080)   (28,479,848)   (42,012,583)

Cash flows from financing activities:
   Proceeds from stock issuances                                                   --     10,548,259             --
   Repurchase of Preferred and Common Stock                                        --       (335,634)    (1,960,290)
   Payment of Series A Preferred Stock dividend                                    --        (42,961)    (2,861,278)
   Proceeds from borrowings under credit agreements                                --    163,459,267     36,475,000
   Payment of costs related to new financing                                       --     (5,799,878)       (82,411)
   Repayment of long-term debt                                             (2,153,410)  (123,752,057)      (653,026)
   Note payments from stockholders                                                 --      4,229,114             --
                                                                          -----------    -----------    -----------
   Net cash (used in) provided by financing activities                     (2,153,410)    48,306,110     30,917,995
                                                                          -----------    -----------    -----------
   Net decrease in cash and cash equivalents                                 (344,308)      (272,350)    (4,814,601)
   Cash and cash equivalents at beginning of period                         5,131,960      5,404,310     10,218,911
                                                                          -----------    -----------    -----------
   Cash and cash equivalents at end of period                             $ 4,787,652    $ 5,131,960    $ 5,404,310
                                                                          -----------    -----------    -----------
                                                                          -----------    -----------    -----------



            See accompanying notes to consolidated financial statements.

                           HEFTEL BROADCASTING CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS

     Heftel Broadcasting Corporation, through its subsidiaries, owns and operates seventeen Spanish language radio stations serving the Los Angeles, Miami, New York City, Dallas/Ft. Worth, Chicago and Las Vegas markets.

     BASIS OF PRESENTATION

     On February 19, 1997, the Board of Directors of the Company voted to change the Company's fiscal year from September 30 to December 31. The accompanying financial statements for the three month period ended December 31, 1996 cover the transition period.


     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Heftel Broadcasting Corporation and its wholly-owned subsidiaries (collectively, the "Company"). The Company consolidates the accounts of subsidiaries when it has a controlling financial interest (over 50%) in the outstanding voting shares of the subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

     ACCOUNTS RECEIVABLE

     The Company sells broadcast time to a diverse customer base including advertising agencies and other direct customers The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential losses and such losses have been within management's expectations.

     MINORITY INTEREST

     On September 7, 1995, the Company, through a subsidiary, acquired the previously unowned 51% interest in a joint venture partnership. Prior to this acquisition, the unowned 51% interest was accounted for as a minority interest.

     PROPERTY AND EQUIPMENT

     Land, buildings and improvements, broadcast and other equipment, and furniture and fixtures are recorded at cost. Expenditures for significant renewals and betterments are capitalized. Repairs and maintenance are charged to expense as incurred.

                           HEFTEL BROADCASTING CORPORATION

     Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (three to forty years) on a straight-line basis. Leasehold improvements are depreciated on a straight-line basis over the life of the lease or the estimated service life of the asset, whichever is shorter. Gains or losses from disposition of property and equipment is recognized in the statement of operations.

     INTANGIBLE ASSETS

     Intangible assets are recorded at cost. Amortization of intangible assets is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (five to forty years) on a straight-line basis. The carrying value of intangible assets is reviewed if the facts and circumstances suggest that such value may have been impaired. If this review indicates that the carrying value of an intangible asset will not be recoverable, as determined based on the undiscounted cash flows of the Company over the remaining amortization period, the carrying value of the intangible asset is reduced by the estimated shortfall of cash flows.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     Beginning fiscal 1997, the Company will adopt Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." The adoption of this new accounting standard is not expected to have a material effect on the Company's financial position or results of operations.

     INCOME TAXES

     The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, income taxes for financial reporting purposes are determined using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.

     REVENUE RECOGNITION

     Revenue is recognized as commercials are broadcast. The Company also enters into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter transactions are recorded at the estimated fair value of the goods or services received. Revenues from barter transactions are recognized as income when advertisements are broadcast. Expenses are recognized when goods or services are received or used. Barter revenues accounted for approximately 4%, 6% and 7% of broadcasting revenues for the three-month period ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

     EARNINGS PER SHARE

     Net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common and common equivalent shares (if dilutive) outstanding during each period. For purpose of this computation, cumulative preferred stock dividends are deducted from net income (loss) whether or not preferred stock dividends have been declared or paid.

                           HEFTEL BROADCASTING CORPORATION

     Statement of Financial Accounting Standards No. 128 (SFAS 128), "EARNINGS PER SHARE," which supersedes APB Opinion No. 15, "EARNINGS PER SHARE," was issued in February 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures. Basic EPS is computed by dividing income (loss) by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities such as stock options into common stock. SFAS 128 is required to be adopted for year-end 1997; earlier application is not permitted. After adoption, all prior period EPS data presented shall be restated to conform with SFAS 128. The Company does not expect that the basic and diluted EPS measured under SFAS 128 will be materially different from the current presentation of primary and fully-diluted EPS measured under APB No. 15.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     The Company accounts for its stock compensation arrangements under the provisions of APB 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and intends to continue to do so.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" (SFAS 123). SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. SFAS 123 is effective for fiscal years beginning after December 15, 1996. The Company intends to adopt the provisions for pro forma disclosure requirements of SFAS 123 in fiscal 1997.

2.  RECENT DEVELOPMENTS

     CHANGE IN CONTROL OF COMPANY

     On August 5, 1996, Clear Channel Radio, Inc., a wholly owned subsidiary of Clear Channel Communications, Inc. (Clear Channel), completed a stock purchase and tender offer of the Company's Class A and B Common Stock for $23 per share. The consummation of these transactions, as more fully described below, increased Clear Channel's investment in the Company from a previously owned 21% interest to 63%. Clear Channel is a diversified radio and television broadcasting company.

     Pursuant to a Stockholder Purchase Agreement dated June 1, 1996 between Clear Channel and Mr. Cecil Heftel, former Chairman and Co-Chief Executive Officer, Mr. Carl Parmer, former President and Co-Chief Executive Officer and members of the Heftel family, Clear Channel acquired 160,000 shares of the Company's Class A Common Stock and 3,356,529 shares of the Company's Class B Common Stock on August 5, 1996 (each share of Class B Common Stock converted automatically into one share of Class A Common Stock upon sale). An additional 1,156,017 shares of Class A Common Stock were acquired by Clear Channel upon the exercise of stock options and warrants held by the selling stockholders.

                           HEFTEL BROADCASTING CORPORATION

Under a separate Tender Offer Agreement dated June 1, 1996 between the Company and Clear Channel, Clear Channel also acquired 231,776 shares of the Company's Class A Common Stock, of which an aggregate of 199,167 shares were tendered by employees of the Company upon the exercise of their stock options on August 5, 1996. An additional 236,700 shares of Class A Common Stock were tendered to Clear Channel by public shareholders.

     In connection with the change in control of the Company, the employment of Mr. Heftel and Mr. Parmer was terminated pursuant to employment contract settlement agreements with each which provided for a lump sum payment upon termination. In addition, Mr. Heftel and Mr. Parmer entered into five-year noncompete agreements with the Company in exchange for the payment of $2.5 million and $4.5 million, respectively. Further, the entire Board of Directors was replaced with five new members effective August 5, 1996.

     TICHENOR MERGER

     On October 10, 1996, the Company's Board of Directors approved a plan to have the Company acquire Tichenor Media System, Inc. (Tichenor). Tichenor is a Dallas-based Spanish language broadcaster with twenty radio stations in six markets. Under the terms of the merger agreement, Tichenor shareholders would exchange their capital stock for approximately 5.68 million shares of the Company's Class A Common Stock plus approximately $3.4 million in cash. This acquisition was completed on February 14, 1997.

3.  DISCONTINUED OPERATIONS / RESTRUCTURING CHARGES

     DISCONTINUED OPERATIONS - CRC

     The Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly owned subsidiary Spanish Coast-to-Coast, Ltd., dba, Cadena Radio Centro (CRC) effective August 5, 1996. The charge to operations during the quarter ended September 30, 1996 was approximately $8.1 million, of which $6.2 million relates to non-cash charges resulting from the write-off of goodwill. No income tax benefit was realized due to the Company's availability of net operating loss carryforwards. The loss on disposal of CRC includes approximately $1.9 million of operating losses from the measurement date, August 5, 1996, through the disposal date, December 31, 1996. CRC intends to fulfill its contractual program obligations through the disposal date, December 31, 1996. CRC's net assets will be used to satisfy outstanding obligations and remaining property and equipment, which is not material, will be transferred to other subsidiaries after the disposal date.

     RESTRUCTURING CHARGES

      In connection with the change in control of ownership, the Company incurred certain one-time restructuring charges totaling approximately $29.0 million during the quarter ended September 30, 1996. The material components of the restructuring charges are $18.8 million in payments to former senior executives relating to employment contract settlements, $4.7 million in broker commissions and transaction costs, $2.5 million in costs relating to the planned closing of duplicate facilities, plus $1.9 million in severance relating to employee terminations resulting from the restructuring.

                           HEFTEL BROADCASTING CORPORATION

4.  BUSINESS AND ASSET ACQUISITIONS

     1996 ASSET ACQUISITION
     NEW YORK

     On March 25, 1996, the Company acquired the assets of radio station WPAT-AM which serves the New York City market for approximately $19.5 million. The asset acquisition was financed through additional borrowings under the Company's credit agreement.

     1995 ACQUISITIONS

     During fiscal year 1995, the Company acquired several businesses as described further in the following paragraphs. The aggregate purchase price of these acquisitions, including acquisition costs, was approximately $42 million and consisted of the following:

  Cash paid                                        $37,600,000
  Long-term debt and liabilities assumed             3,521,000
  Cancellation of note receivable                      900,000
                                                   -----------
  Total fair value of acquisitions                 $42,021,000
                                                   -----------
                                                   -----------

     All of the business acquisitions made by the Company during fiscal year 1995 were accounted for using the purchase method of accounting. Accordingly, the accompanying financial statements include the accounts of the acquired businesses as of the respective dates of acquisition. Such acquisitions are described below.

     In December 1994, the Company acquired station KMRT-AM, which serves the Dallas/Ft. Worth market, for approximately $1.5 million. From August 1994 through the date of acquisition, the Company programmed KMRT-AM under a Local Marketing Agreement (LMA).

     In April 1995, the Company acquired station KICI-FM, which serves the Dallas/Ft. Worth market, in exchange for cancellation of a note for $900,000 payable by the seller to a subsidiary of the Company. From August 1994 through the date of acquisition, the Company programmed KICI-FM under an LMA.

     In June 1995, the Company acquired the assets of the radio station KCYT-FM (serving the Dallas/Ft. Worth market) for approximately $2.0 million. The acquisition was financed through additional borrowings under the Company's credit agreement and the issuance of notes payable to the sellers. From February 1995 through the date of acquisition, the Company programmed KCYT-FM under an LMA. Subsequent to the acquisition, the station call letters were changed to KMRT-FM.

     In July 1995, the Company acquired the assets of radio station KDZR-FM, which serves the Dallas/Ft. Worth market, for approximately $4.7 million. This acquisition was financed through additional borrowings under the Company's credit agreement. From February 1995 through the date of acquisition, the Company programmed KDZR-FM under an LMA. Subsequent to the acquisition, the station call letters were changed to KHCK-FM.

     In July 1995, the Company acquired the assets of radio station WOPA-AM, which serves the Chicago market, for approximately $4.5 million plus 44,811 shares of Class A Common Stock with a fair value of approximately $692,000. This acquisition was financed through additional borrowings under the Company's credit agreement. Subsequent to the acquisition, the station call letters were changed to WLXX-AM.

                           HEFTEL BROADCASTING CORPORATION

     In August 1995, the Company acquired the assets of radio station KOWA-AM, which serves the Las Vegas market, for approximately $900,000. The acquisition was financed through additional borrowings under the Company's credit agreement. Subsequent to the acquisition, the station call letters were changed to KLSQ-AM.

     On September 7, 1995, the Company acquired the previously unowned 51% interest in Viva America Media Group (Viva Media), a partnership that owns WAQI-AM and WRTO-FM, which serve the Miami market, for $19.8 million in cash. The acquisition was financed through additional borrowings under the Company's credit agreement. Under the terms of an Amended and Restated Agreement and Plan of Reorganization, and in connection with this transaction, the following contractual arrangements were terminated for no additional consideration: (i) a warrant to purchase up to 237,600 shares of Class B Common Stock held by a former officer of the Company and the employment relationship between the Company and that officer and (ii) certain agreements regarding the management of the Miami stations.

     PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information presents the consolidated results of operations as if the above acquisitions had occurred at the beginning of the period presented, after giving effect to certain adjustments including depreciation and amortization of assets acquired and interest expense on acquisition debt. This pro forma information is presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions been made as of those dates or results which may occur in the future (in thousands, except per share data).

     Year ended September 30, 1995 (Unaudited)
        Net broadcasting revenue                        $68,218
        Net income                                      $ 3,251
        Net income per common share                     $  0.29

5.  LONG-TERM DEBT AND OTHER NON-CURRENT OBLIGATIONS

     Long-term debt consists of the following:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1996          1996
                                                    ------------  -------------

New Credit Agreement, variable interest rate
   (7.45% at December 31, 1996), interest payable
   monthly, principal payable in January 1998       $133,000,000   $135,000,000
Non-interest bearing note payable to former
  Viva Media partners due April 1997                   1,499,250      1,499,250
Various notes payable, interest at 10%, payable in
  varying installments, due 1998 through 2015          1,359,565      1,439,514
                                                    ------------  -------------
                                                     135,858,815    137,938,764
Less current portion                                  (1,813,336)    (1,812,400)
                                                    ------------  -------------
                                                    $134,045,479   $136,126,364
                                                    ------------  -------------
                                                    ------------  -------------

                           HEFTEL BROADCASTING CORPORATION

     NEW CREDIT AGREEMENT

     On August 5, 1996, concurrent with the change in control of ownership, the Company borrowed $135 million under a new credit agreement (New Credit Agreement) with new lenders which provides a total credit facility of $155 million. The proceeds were used to retire all of the outstanding debt under the Company's old credit agreement and to pay certain noncompete and employment contract settlements plus certain transaction and other costs relating to the Stockholder Purchase Agreement and Tender Offer. In connection with the retirement of debt outstanding under the Old Credit Agreement, the Company expensed $7,461,267 relating to unamortized financing costs. The lenders have a security interest in the assets of the Company and the stock and partnership interests of the Company's subsidiaries. The New Credit Agreement restricts the payment of dividends and establishes limitations on, among other things, capital expenditures and additional borrowings. The Company is also required to maintain certain financial ratios, such as leverage and interest coverage ratios. The interest rate on the Company's New Credit Agreement varies and is based on quoted market prices. Consequently, the carrying value of the debt approximates fair value. The principal balance outstanding plus unpaid interest is due in January 1998. On February 14, 1997, the New Credit Agreement was terminated and the Company entered into a new credit facility.

     OLD CREDIT AGREEMENT

     On March 13, 1996, the Company completed an Amended and Restated Credit Agreement (Old Credit Agreement) resulting in an increase to the total credit facilities from $100 million to $175 million and the commencement of principal payments was deferred until December 31, 1996. Other terms of the Old Credit Agreement remained substantially the same. On March 25, 1996, the Company borrowed an additional $20 million under the Old Credit Agreement. The proceeds were used to fund the acquisition of the assets of WPAT-AM in New York.

     On January 10, 1996, the Company borrowed $1.5 million under its Old Credit Agreement and issued a $1.5 million non-interest bearing promissory note in connection with the acquisition of real property in Miami on which an AM transmitting tower is located. During fiscal 1995, the Company borrowed $36.5 million under the Old Credit Agreement. Proceeds of these borrowings were used primarily for business acquisitions, capital expenditures and working capital.

     OTHER NON-CURRENT OBLIGATIONS

     In connection with radio program promotions, the Company has, from time to time, awarded several $1,000,000 prizes. Such prizes are payable to program prize winners in annual non-interest bearing installments generally ranging from 40 to 50 years. As of December 31, 1996 and September 30, 1996, the long-term portion of the remaining unpaid balance totaled $1,458,753 and $1,532,214, respectively, net of discount of $4,776,846 and $4,815,867, respectively, and is included in other non-current obligations in the accompanying consolidated balance sheets. The imputed interest rates used range from 10% to 12%.

                           HEFTEL BROADCASTING CORPORATION

     Principal maturities of long-term debt and other non-current obligations, net of imputed interest, during the next five years and thereafter reflect the maturity schedule of a new credit facility entered into on February 14, 1997 and are as follows
                                                       OTHER
                                   LONG-TERM       NON-CURRENT
                                      DEBT         OBLIGATIONS          TOTAL
                                 ------------      -----------    ------------
     Year ending December 31:
       1997                      $  1,813,336       $   46,901    $  1,860,237
       1998                           304,239           42,498         346,737
       1999                         7,778,233           27,566       7,805,799
       2000                        10,260,471           30,837      10,291,308
       2001                        10,057,639           34,496      10,092,135
       Thereafter                 105,644,897        1,323,356     106,968,253
                                 ------------       ----------    ------------
                                 $135,858,815       $1,505,654    $137,364,469
                                 ------------       ----------    ------------
                                 ------------       ----------    ------------

     Interest paid for the three months ended December, 1996 and the years ended September 30, 1996 and 1995 amounted to $2,552,984, $10,124,821 and $5,117,883, respectively.

6.  COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases real properties and equipment under operating leases expiring on various dates through 2089. Future minimum payments due under noncancelable operating leases that have initial or remaining terms in excess of one year are as follows:

     Year ending December 31:
       1997                                                        $1,209,442
       1998                                                         1,213,158
       1999                                                         1,163,450
       2000                                                           763,185
       2001                                                           558,681
       Thereafter                                                     957,033
                                                                   ----------
                                                                   $5,864,949
                                                                   ----------
                                                                   ----------

     Management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties. All real property leases require the payment of property taxes, maintenance, insurance and other incidental expenses. Rent expense for the three-month period ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995 was $294,549, $1,655,506 and $1,345,376, respectively.

     LITIGATION

     On June 14, 1996, LEVINE V. CECIL HEFTEL, H. CARL PARMER, MADISON GRAVES, RICHARD HEFTEL, JOHN MASON, HEFTEL BROADCASTING CORPORATION AND CLEAR CHANNEL COMMUNICATIONS, INC. (Case No. 15066) was filed in the Court of Chancery of the State of Delaware in the County of New Castle. This complaint is a purported class action complaint on behalf of Jeffrey Levine and all other stockholders of the Company to enjoin the defendants from effectuating the Tender Offer. The plaintiff also alleges that Cecil Heftel and Carl Parmer, former directors and executive officers of the Company, breached their fiduciary duties to the stockholders of the Company by negotiating a settlement of amounts which would be owed to them under their employment agreements upon a termination thereof by the

                           HEFTEL BROADCASTING CORPORATION

Company at the closing of the Tender Offer. The suit seeks the rescission of the Tender Offer and/or the grant of rescissory damages. In addition, plaintiff seeks unspecified compensatory damages and an award of attorneys' fees and costs. The Company has tendered the claims subject to this suit to its director and officer insurance carriers. The Tender Offer closed without any action by plaintiffs. The Company has filed a motion to dismiss the suit and has requested plaintiffs to dismiss the suit voluntary. No action has been taken on such motion or such request. The Company's management believes the disposition of this litigation will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

     In the ordinary course of business, the Company becomes involved in certain other legal claims and litigation. In the opinion of management, based upon consultations with legal counsel, the disposition of such litigation pending against the Company will not have a materially adverse effect on its consolidated financial position or results of operations.

7.  INCOME TAXES

     The provision for income taxes for the three-month period ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995 consists of the following:

                            THREE MONTHS
                                ENDED         YEAR ENDED SEPTEMBER 30,
                             DECEMBER 31,    --------------------------
                                1996             1996           1995
                             -------------   ------------  ------------
     Current:
       Federal                 $      --      $      --      $ 100,000
       State                     100,000         65,000         50,000
                               ---------      ---------      ---------
                                 100,000         65,000        150,000
     Deferred:
       Federal and State              --             --             --
                               ---------      ---------      ---------
                                $100,000      $  65,000       $150,000
                               ---------      ---------      ---------
                               ---------      ---------      ---------

     Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and available tax net operating loss carryforwards. Temporary differences and carryforwards at December 31 and September 30 which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                  DECEMBER 31,  SEPTEMBER 30,
                                                      1996           1996
                                                  ------------  -------------
     Deferred tax assets:
       Net operating loss carryforward            $ 16,797,000   $ 15,219,000
       Deferred prizes payable                         602,000        640,000
       Allowance for doubtful accounts receivable      545,000        663,000
       Depreciation                                    201,000        145,000
       Other accrued liabilities                     3,183,000      5,401,000
                                                  ------------   ------------
     Total deferred tax assets                      21,327,000     22,068,000
     Valuation allowance                           (13,693,000)   (14,343,000)
                                                  ------------   ------------
     Net deferred tax assets                         7,634,000     (7,725,000)

     Deferred tax liabilities:
     Restructuring charges                           7,521,000      7,521,000

     Other                                             182,000        273,000
                                                  ------------   ------------
     Total deferred tax liabilities                 7,703,0000      7,794,000
                                                  ------------   ------------
     Net deferred tax asset (liability)           $    (69,000)  $    (69,000)
                                                  ------------   ------------
                                                  ------------   ------------

                           HEFTEL BROADCASTING CORPORATION

     The decrease in the valuation allowance of $650,000 from prior year is primarily due to the decrease in other accrued liabilities partially offset by an increase in net operating loss carryforwards.

     The reconciliation of income tax computed at the federal statutory tax rate to the Company's effective tax rate for the three-month period ended December 31, 1996 and for the fiscal years ended September 30, 1996 and 1995 is as follows:


                                                               THREE MONTHS
                                                                   ENDED            YEAR ENDED SEPTEMBER 30,
                                                               DECEMBER 31,     ------------------------------
                                                                   1996              1996              1995
                                                               ------------     ------------      ------------
     Federal income tax at statutory rate                      $    758,000     $(15,918,000)     $  1,345,000
     Benefit of net operating loss carryforwards                   (675,000)              --        (1,494,000)
     Net operating loss carryforward not benefited                       --        7,201,000                --
     State and local income tax, net of federal tax benefit          65,000           42,000            33,000
     Non-deductible and non-taxable items, net                      (48,000)       8,740,000           266,000
                                                               ------------     ------------      ------------
                                                               $    100,000     $     65,000       $   150,000
                                                               ------------     ------------      ------------
                                                               ------------     ------------      ------------

     As of December 31, 1996, the Company had tax net operating loss carryforwards for federal and state tax purposes of approximately $42,000,000 and $4,000,000, respectively. The loss carryforwards expire through the year 2011 if not used.

     Income taxes paid for the three months ended December 31, 1996 and the years ended September 30, 1996 and 1995 amounted to $0, $65,000 and $78,800 respectively.

8.  STOCKHOLDERS' EQUITY

    COMMON STOCK

     The Company is authorized to issue 30,000,000 and 7,000,000 shares of Class A and Class B Common Stock, respectively, each with a par value of $.001 per share. The rights of these classes of common stock are identical except that the Class A stock is entitled to one vote per share and the Class B stock is entitled to ten votes per share on certain matters. As of September 30, 1996, there were no Class B shares outstanding.

     On January 2, 1996 the Company issued 44,811 shares of common stock to one of the parties to the acquisition of WLXX-AM in Chicago in accordance with the terms of the purchase agreement.

PREFERRED STOCK

     The Company is authorized to issue 5,000,000 shares of $.001 par value Preferred Stock, 2,600,000 of which is designated as Series A Preferred Stock and the remaining 2,400,000 shares are undesignated.

     Series A Preferred Stock dividends are payable quarterly and have a cumulative annual rate of $.08 per share. As of December 31, 1996 and September 30, 1996, there were no issued or outstanding shares of Series A Preferred Stock. As of September 30, 1995, cumulative unpaid dividends totaled $20,138. The Series A Preferred Stock is superior to common stock in liquidation in the amount of $1 per share plus cumulative unpaid dividends and is redeemable at the option of the Company at $1 per share plus cumulative unpaid dividends.

                           HEFTEL BROADCASTING CORPORATION

     During fiscal 1996, the Company's Board of Directors periodically approved the payment of cumulative unpaid dividends on the then outstanding Series A Preferred Stock. The aggregate of such dividend payments totaled $40,276. In August 1996, the Company redeemed all of the outstanding Series A Preferred Stock and paid cumulative unpaid dividends through the redemption date of $2,685.

     SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     In September 1996, the Company's Board of Directors approved a Second Amended and Restated Certificate of Incorporation (Second Amended Certificate), which upon filing will increase the total number of authorized shares of the Company to 105,000,000 shares consisting of three classes of capital stock as follows; (i) 50,000,000 shares of Class A Common Stock, par value $.001 per share; (ii) 50,000,000 shares of Class B Common Stock, par value $.001 per share; and (iii) 5,000,000 shares of Preferred Stock, par value $.001 per share. The rights of the Class A and Class B Common Stock will be identical except that the Class B Common Stock shall have no voting rights, except in certain matters. The Second Amended Certificate was filed immediately prior to the consummation of the Tichenor Merger, which was completed on February 14, 1997.

9.  MANAGEMENT INCENTIVE STOCK OPTIONS

    STOCK OPTION PLAN

     In July 1994, the Company adopted a stock option plan (Stock Option Plan) under which a maximum of 750,000 shares of Class A Common Stock may be issued upon exercise of options granted to directors, officers or other key employees of the Company or its subsidiaries. The Stock Option Plan is administered by the Board of Directors or, at the discretion of the Board of Directors, a committee of not less than two directors. The Board of Directors or this committee determines employees to whom options will be granted, the timing and manner of grant, the exercise price, the number of shares and all other terms of options granted. Generally, options granted under the Stock Option Plan vest over a two or three year period.

     In December 1995, the Company issued an aggregate of 519,339 stock options to various employees of the Company under its Stock Option Plan. The exercise price ranged from $15.25 to $15.50 per share, the market price at the date of issuance. The options vest over a period ranging from two to three years. On August 5, 1996, all unexercised and outstanding employee stock options were tendered in connection with the Tender Offer Agreement. Other fully vested options and warrants were exercised during the months of June and July 1996. As of September 30, 1996, there were no outstanding options or warrants.

                           HEFTEL BROADCASTING CORPORATION

     Following is a summary of employee stock options and warrants granted, exercised and outstanding for the three-months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995:

                                                     NUMBER      OPTION PRICE
                                                   OF SHARES       PER SHARE
                                                   ---------     ------------

Options outstanding at September 30, 1994          1,043,506    $1.05-$10.00
   Granted                                           237,100    $4.51-$14.00
   Exercised                                        (160,000)       $10.50
   Cancelled                                        (198,000)        $4.51
                                              --------------   --------------
Options outstanding at September 30, 1995            922,606    $1.05-$14.00
   Granted                                           524,339   $15.25-$18.625
   Exercised                                      (1,441,945)   $1.05-$18.625
   Cancelled                                          (5,000)       $10.00
                                              --------------   --------------
Options outstanding at September 30, 1996                 --          --
   Granted                                             3,042        $32.875
   Exercised                                              --          --
   Cancelled                                              --          --
                                              --------------   --------------
Options outstanding at December 31, 1996               3,042          $32.875
                                              --------------   --------------
                                              --------------   --------------

10.  OTHER FINANCIAL INFORMATION

     ACCRUED EXPENSES
                                                DECEMBER 31,    SEPTEMBER 30,
                                                     1996            1996
                                                ------------    -------------

          Wages, salaries and benefits            $1,780,200       $1,861,745
          Commissions payable                      2,813,223        3,057,275
          Interest payable                           742,222          756,348
          Restructuring charges                    4,968,420        5,747,843
          Other accrued operating expenses         1,524,588        2,000,680
                                              --------------   --------------
                                                 $11,828,653      $13,423,891
                                              --------------   --------------
                                              --------------   --------------

     ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

          Balance at September 30, 1994                            $  942,286
            Provision charged to expense                            1,522,235
            Amounts charged to reserve                               (972,644)
                                                               --------------
          Balance at September 30, 1995                             1,491,877
            Provision charged to expense                            2,871,700
            Amounts charged to reserve                             (2,705,717)
                                                               --------------
          Balance at September 30, 1996                             1,657,860
            Provision charged to expense                              722,691
            Amounts charged to reserve                             (1,252,393)
                                                               --------------
          Balance at December 31, 1996                           $  1,128,158
                                                               --------------
                                                               --------------

                           HEFTEL BROADCASTING CORPORATION

     SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS

     During the three-month period ended December 31, 1996, there were no noncash transactions. Noncash transactions for the fiscal years ended September 30, 1996 and 1995 included the following:

                                                        1996           1995
                                                    ------------   ------------

     Issuance of common stock in connection
       with business acquisition                    $    692,330   $         --
     Issuance of promissory note in connection
       with the acquisition of real property           1,499,250             --
     Issuance of common stock upon exercise of
       stock options in exchange for note receivable          --      1,680,000
                                                    ------------   ------------
                                                    $  2,191,580   $  1,680,000
                                                    ------------   ------------
                                                    ------------   ------------

     In fiscal 1995, the Company cancelled a $900,000 note receivable and assumed long-term debt and other liabilities totaling $3,521,000 in connection with certain business acquisitions.

11.  SUBSEQUENT EVENTS

     SECONDARY PUBLIC STOCK OFFERING

     On February 10, 1997, the Company completed a secondary public offering selling an additional 4,830,000 shares of its Class A Common Stock for $36.80 per share, after underwriters discount. The net proceeds of the offering were approximately $177.2 million, $142.5 million of which were used to repay the entire outstanding principal balance under the Company's credit agreement. The balance of the proceeds were used to repay a portion of the long-term debt and senior preferred stock of Tichenor, upon consummation of the Tichenor merger which was completed on February 14, 1997

     LONG-TERM DEBT

     On February 10, 1997, the Company repaid $142.5 million outstanding under the existing $155 million credit facility with a portion of the proceeds from the secondary public stock offering described above.

     On February 14, 1997, the Company entered into a new $300 million credit facility (the Credit Facility), replacing the existing credit facility. The Company borrowed an initial $46 million under the Credit Facility. A portion of the proceeds from borrowing was used to repay the long-term debt and senior preferred stock of Tichenor which was assumed on the date of the merger. The Company's ability to make additional borrowings under the Credit Facility is subject to compliance with certain financial ratios and other conditions set forth in the Credit Facility. The Credit Facility is secured by the stock of the Company's material subsidiaries.

     Borrowings under the Credit Facility bear interest at a rate based, at the option of the Company, on the prime rate or Eurodollar rate, plus an incremental rate. Availability under the Credit Facility reduces quarterly commencing September 30, 1999 and ending December 31, 2004 (maturity date).

                           HEFTEL BROADCASTING CORPORATION

     ACQUISITIONS

     In exchange for an initial payment of $10 million made on February 4, 1997, the Company has acquired from Golden West Broadcasters, a California corporation (Golden West) an option to purchase all of the assets used or held for use in connection with the operation of radio station KSCA-FM, which serves the Los Angeles market. The option is exercisable upon the death of Mr. Gene Autry.
The option has an initial term which expires on December 31, 1997, however, the option may be renewed for additional one-year terms provided the Company pays Golden West an additional $3 million on or before the expiration date for the one-year option period then in effect. If the sale of the KSCA-FM assets is not consummated, Golden West is only obligated to refund to the Company a portion of the option payments under certain circumstances. If the purchase of the assets is completed, the option payments will be credited against the purchase price. If the option is exercised, the purchase price for the KSCA-FM assets will be the greater of (a) $112.5 million, or (b) the sum of (i) $105 million, plus (ii) an amount equal to $13,699 per day during the term of the time brokerage agreement for KSCA-FM to which the Company is a party, which daily amount is subject to reduction if the Company is unable to broadcast its programming on KSCA-FM under the agreement. The Company commenced programming KSCA-FM under a time brokerage agreement on February 5, 1997.

     On February 14, 1997, the Company completed its acquisition of Tichenor. The acquisition was effected through the merger of a wholly owned subsidiary of the Company with and into Tichenor (the Merger). Under the terms of the Amended and Restated Agreement and Plan of Merger by and among Clear Channel Communications, Inc. (Clear Channel) and Tichenor dated October 10, 1996 (the Merger Agreement) (which agreement was assigned to the Company by Clear Channel), Tichenor shareholders received (a) 7.8261 shares of Heftel Class A Common Stock, par value $.001 per share (Heftel Common Stock), in exchange for each share of Tichenor Common Stock and (b) 4.3478 shares of Heftel Common Stock in exchange for each share of Tichenor Junior Preferred Stock. In addition, the holders of Tichenor 14% Senior Redeemable Cumulative Preferred Stock (Tichenor Senior Preferred) received $1,000 per share plus accrued and unpaid dividends through December 31, 1995 for each share of Tichenor Senior Preferred.

     The Merger was accounted for using the purchase method of accounting. The purchase price allocation is preliminary and is subject to change upon final determination of the value of the assets acquired and liabilities assumed. The preliminary purchase price allocation is as follows:

          Current assets                                $   15,718,094
          Property and equipment                             9,082,066
          Intangible assets                                276,591,189
          Other non-current assets                           2,428,975
          Current liabilities                              (83,772,585)
          Non-current liabilities                          (38,947,739)
                                                        --------------
                                                        $  181,100,000
                                                        --------------
                                                        --------------

     Intangible assets are comprised primarily of broadcast licenses and goodwill, which are being amortized over 40 years.

     On March 28, 1997, the Company exercised its option to purchase the assets of KLTO-FM (formerly KMPQ-FM) in Rosenberg - Richmond (Houston), Texas. The Company has operated KLTO-FM under a time brokerage agreement since 1994. The transaction closed on September 22, 1997 and the purchase price was $3,585,000. Working capital was used to fund this acquisition.


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

                           HEFTEL BROADCASTING CORPORATION

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


12.  EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     On November 6, 1997, the Board of Directors of the Company authorized a two-for-one stock split payable in the form of a stock dividend of one share of Class A Common Stock for each issued and outstanding share of Class A Common Stock and one share of Class B Common Stock for each issued and outstanding share of Class B Common Stock. The income (loss) per common and common equivalent share in the accompanying consolidated statements of operations have been restated to reflect this two-for-one stock split.


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